UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2009

IMMUNOSYN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	005-82677	20-5322896
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 260,
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)

(888) 853-3663
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01.  Other Events.

Immunosyn Corporation (the “Company” or “Immunosyn”) reports that pursuant to subpoenas issued by the Securities and Exchange Commission (“SEC”) to affiliates of Argyll Biotechnologies LLC, the Company’s largest shareholder (“Argyll Biotech”), on March 30, 2006 and to Immunosyn on December 15, 2006 in a proceeding captioned In The Matter of The Argyll Group, LLC, the Company and its affiliates have been asked to produce all documents concerning a wide variety of topics including many related directly to the Company.  Pursuant to a third subpoena dated December 15, 2006 issued by the SEC to the Company, the Company has been asked to produce documents concerning private placements of the Company’s stock and other matters disclosed in the Company’s SEC filings.  The Company and Argyll Biotech’s affiliates produced documents responsive to these subpoenas, completing their responses in early August 2007. Neither Immunosyn nor any of Argyll Biotech’s affiliates had any further communication with the SEC regarding the subpoenas from January 2007 until recently.  On or about March 17, 2009, representatives of both Immunosyn and Argyll Biotech became aware that they had received additional subpoenas from the SEC on or about March 6, 2009.  The Company intends to comply with the subpoena directed to it as quickly as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned, hereunto duly authorized.

Dated: March 23, 2009	IMMUNOSYN CORPORATION

	By:	/s/ Douglas A. McClain, Jr.
Douglas A. McClain, Jr.
Chief Financial and Accounting Officer